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                                                                    EXHIBIT 99.4
                     AGREEMENT AMONG JOINTLY INSURED PARTIES

THIS AGREEMENT is made as of June 21, 2006, by and among First American Investment Funds, Inc., First American Funds, Inc., First American Strategy Funds, Inc., Mount Vernon Securities Lending Trust, American Municipal Income Portfolio Inc., Minnesota Municipal Income Portfolio Inc., American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc. - II, American Strategic Income Portfolio Inc. - III, American Select Portfolio Inc., American Income Fund, Inc., and First American Minnesota Municipal Income Fund II, Inc.

WHEREAS, the Funds are to be named as Insureds under a joint insured fidelity bond (the "Bond") issued to parties hereto under the Investment Company Bond with a term of July 1, 2006 to July 1, 2007.

WHEREAS, the insured desire to establish criteria by which recoveries under the Bond shall be allocated among parties and in compliance with Rule 17g-1 under the Investment Company Act of 1940, as amended (the "Act").

NOW, THEREFORE, it is hereby agreed as follows:

1. In the event that the claims of loss to two or more Insureds under the Bond are so related that the Insurer is entitled to assert that the claims must be aggregated, each Fund shall receive an equitable and proportionate share of the recovery, but at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1 (d) under the Act.

2. If the Insurer is willing to add as an Insured under the Bond an investment company not listed at the head of this agreement and such investment company may be included in the Bond pursuant to Rule 17g-1 under the Act, the Funds agree that (a) such addition may be made, provided that those Directors of each of the Funds who are not "interested persons" of such Fund shall approve such addition, and (b) such investment company may become a party to this agreement and be included within the terms "Fund" or "party", provided that in each case (i) such investment company shall have executed and delivered to the Funds its written agreement to become a party hereto and be bound by the terms of this agreement, and (ii) the premium paid by each Fund thereafter would be no more than the premium of an individual policy for the Fund and no more than the share of the joint premium based on the relative premiums which would apply to individual policies taken by the jointly insured parties.

3. The obligations of the Funds under this Agreement are not binding upon any of the Directors or holders of units of beneficial interest of any such Fund individually, but bind only the respective assets of each Fund.

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This Agreement Among Jointly Insured Parties may be executed in two or more counterparts, all of which taken together shall be deemed one and the same instrument.

IN WITNESS WHEREOF the parties have caused these presents to be executed by their officers hereunto duly authorized all as of the day and year first above written.

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
First American Investment Funds, Inc.                         By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

First American Funds, Inc.                                    By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

First American Strategy Funds, Inc.                           By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

Mount Vernon Securities Lending Trust                         By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

American Municipal Income Portfolio Inc.                      By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

Minnesota Municipal Income Portfolio Inc.                     By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

American Strategic Income Portfolio Inc.                      By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

American Strategic Income Portfolio Inc. - II                 By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

American Strategic Income Portfolio Inc. - III                By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

American Select Portfolio Inc.                                By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

American Income Fund, Inc.                                    By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------

First American Minnesota Municipal Income Fund II, Inc.       By    /s/ Kathleen L. Prudhomme
                                                                -----------------------------
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